UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2009
iPCS, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51844 (Commission File Number)	36-4350876 (IRS Employer Identification No.)

1901 North Roselle Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60195 (Zip Code)
Registrant’s telephone number, including area code (847) 885-2833
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As a result of the Merger (as defined below), iPCS, Inc., a Delaware corporation (the “Company”), no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”), and no shares of common stock, par value $0.01 per share, of the Company (the “Shares”) remain outstanding. Accordingly, on December 4, 2009, at the Company’s request, NASDAQ filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.
Item 3.02. Unregistered Sales of Equity Securities.
Pursuant to the previously announced Agreement and Plan of Merger, dated as of October 18, 2009 (the “Merger Agreement”), by and among the Company, Sprint Nextel Corporation, a Kansas corporation (“Parent”), and Ireland Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”), the Purchaser commenced a tender offer to purchase all of the issued and outstanding Shares, for $24.00 per Share, in cash to the seller (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 28, 2009 (the “Offer to Purchase”) and in the related letter of transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, collectively constitute the “Offer”). The Offer expired at 12:00 midnight EST on Wednesday, November 25, 2009. On November 27, 2009, Parent announced that at the expiration of the Offer, a total of approximately 10.399 million Shares were validly tendered and not properly withdrawn in the Offer (with approximately 1.893 million additional Shares being tendered by notice of guaranteed delivery), and the Purchaser accepted for payment all Shares validly tendered and not properly withdrawn in the Offer (including the Shares tendered by notice of guaranteed delivery), in accordance with the terms and conditions of the Offer and applicable law. As of December 3, 2009, the Purchaser held approximately 11.593 million Shares, representing approximately 70.3% of the outstanding Shares.
In addition, on November 27, 2009, the Purchaser exercised the option granted under the Merger Agreement pursuant to which the Purchaser had the right to purchase such number of newly issued Shares at the Offer Price such that, when added to the Shares already owned by the Purchaser and Parent and their affiliates, constitutes one Share more than 90% of the total number of Shares outstanding on a fully diluted basis (the “Top-Up Option”). On December 4, 2009, the Company issued 32,438,176 Shares (the “Top-Up Shares”) to the Purchaser at a price per Top-Up Share of $24.00, which resulted in an aggregate purchase price of $778,516,224 (the “Purchase Price”). Parent provided the Purchaser sufficient funds to pay the Purchase Price for the Top-Up Shares from Parent’s existing cash balances.
The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
The disclosure contained in Item 3.02 and Item 5.03 is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As a result of the Merger, all of the current directors of the Company resigned from their directorships of the Company and any committees of which they were a member, as of the effective time of the Merger. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of the Purchaser became the directors of the Company, and the officers of the Company were replaced with the officers of the Purchaser.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
Pursuant to the Merger Agreement, the Certificate of Incorporation of the Company was amended, which amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Pursuant to the Merger Agreement, the Bylaws of the Company were amended, which amendment is filed as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of October 18, 2009, by and among the Company, Parent and the Purchaser (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on October 19, 2009).
3.1	Amended Certificate of Incorporation of the Company.
3.2	Amended Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.
Date: December 10, 2009
By:	/s/ Timothy P. O’Grady
	Name:	Timothy P. O’Grady
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of October 18, 2009, by and among the Company, Parent and the Purchaser (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on October 19, 2009).
3.1	Amended Certificate of Incorporation of the Company.
3.2	Amended Bylaws of the Company.